Exhibit 10.17

OGE ENERGY CORP.
PERFORMANCE UNIT AGREEMENT

OGE Energy Corp. (the "Company") hereby awards to __________ (the "Participant") an initial grant (the “Target Number”) of _______ Performance Units pursuant to the OGE Energy Corp. 2022 Stock Incentive Plan (the "Plan"), the definitions and provisions of which are incorporated herein by reference.

The specific terms and conditions of the Award (in addition to the terms and conditions set forth in the Plan) are set forth hereinafter. Capitalized terms used herein that are not defined but that are defined in the Plan are used herein as defined in the Plan.

1. Performance Units and Award Cycle. Each Performance Unit credited to the Participant hereunder represents the right of the Participant to receive, subject to the terms of this Agreement and the Plan, one share of Common Stock and related dividend equivalents as described in Section 4. Subject to the provisions of the Plan, the Performance Units awarded to the Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during the award cycle established with respect thereto beginning on __________ and ending on __________ (the "Award Cycle").

2. Performance Goal Condition. The Performance Units are contingently awarded at the Target Number level subject to the condition that the number of Performance Units, if any, earned by the Participant upon the expiration of the Award Cycle will be a percentage of the Target Number and such percentage is dependent (in the manner hereinafter set forth) on the performance of the Company's total shareholder return relative to the total shareholder return of all of the companies (the "EEI Companies") comprising the Edison Electric Institute Index of U.S. Shareholder-Owned Electric Utilities as of __________ and __________ (or their successors from a merger or other combination with another company listed in such Index, but excluding any company subject to a Business Combination, as hereinafter defined on __________). Total shareholder return ("TSR") for any company, including the Company, shall include both price appreciation (depreciation) and cash dividends, shall be calculated in the same manner that EEI calculated total return as of __________ and shall be measured by the company's total return that shareholders receive over the Award Cycle by investment at the first day of the Award Cycle.

The number of Performance Units earned is dependent on the performance ranking of the Company's total shareholder return for the Award Cycle, as set forth below (expressed in terms of the Company's position among the EEI Companies when ranked by total shareholder return for the Award Cycle):

COMPANY TSR PERCENTILE RANKING VS. EEI COMPANIES	PERCENT OF TARGET NUMBER OF PERFORMANCE UNITS EARNED
____ percentile	____%
____ percentile	____%
____ percentile	____%
____ percentile	____%
____ percentile	____%
____ percentile	____%
____ percentile	____%
____ percentile	____%
Below ____ percentile	____%

Performance Units earned for performance between the percentiles shown above will be determined by straight-line interpolation; provided, that, in all cases, the number of Performance Units which the Participant earns shall be a whole number (disregarding any fraction).

Any portion of the Target Number of Performance Units awarded hereunder that the Participant does not earn at the end of the Award Cycle pursuant to the foregoing schedule shall be forfeited.

The provisions of this Section 2 shall not affect in any way any forfeiture under Section 5 below or Section 8(b) of the Plan or any provision regarding the earning of Performance Units at the 100% level under Section 9 of the Plan upon the occurrence of a Change of Control.

For purposes of determining whether any of the EEI Companies is subject to a Business Combination on __________, a company shall be deemed subject to a Business Combination on __________, if such company is: (i) the subject of a tender offer or exchange offer by a third party seeking to acquire more than 20% of the outstanding voting securities of such company or (ii) a party to a merger, consolidation, share exchange or reorganization agreement or an agreement providing for the sale or disposition of all or substantially all of its assets.

3. Payout. Subject to Section 9 of the Plan, as soon as practicable following the end of the Award Cycle, the Committee shall evaluate the actual performance of the Performance Goal set forth in Section 2, shall certify in writing the extent to which such Performance Goal and other material terms of this award have been satisfied and shall determine the number, if any, of Performance Units that have been earned (the "Earned Performance Units"). The Committee shall then cause to be issued to the Participant (or, in the event of the Participant's death, to the Participant's beneficiary under the Plan) no later than March 15, 2026: (i) a certificate for shares of Common Stock equal in number to the Earned Performance Units (disregarding any fraction) and (ii) a lump sum cash payment equal to the amount of any applicable cash dividends as described in Section 4.

4. Dividend Equivalents. The Participant will receive at the time of payout of the Participant’s Earned Performance Units a cash payment equal to the sum of any cash dividends declared that would have been paid on the number of shares of Common Stock payable in respect of such Earned Performance Units, with respect to cash dividends on the outstanding shares of the Common Stock declared by the Board and with a record date during the Award Cycle.

5. Forfeiture. All Performance Unit awards are subject to the terms and conditions of the Plan relating to Performance Units. If the Participant incurs a Termination of Employment for any reason on or before the end of the Award Cycle, all rights to or in respect of Performance Units awarded hereunder shall be forfeited except as provided in Section 8(b)(iii) or Section 9(a)(iii) of the Plan and except that, [in the case of the Participant's Termination of Employment after being credited with at least 80 Points as defined in Section 2.49 of the OGE Energy Corp. Retirement Plan, as amended and restated effective as of January 1, 2013, such Termination of Employment will be considered a Termination of Employment due to Retirement under Section 8(b)(iii) of the Plan.

6. Acceptance of Award. By acceptance of this Agreement, the Participant accepts the Award, acknowledges receipt of a copy of the Plan, and represents that the Participant is familiar with the terms and provisions thereof and agrees to be bound thereby. The Participant further agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to any questions arising under the Plan and this Agreement, including any calculation of, or in connection with, the total shareholder return of the Company or any other company for the Award Cycle.

7. Taxes and Other Matter.

(a) By acceptance of this Agreement, the Participant agrees to pay all withholding and other taxes payable by the Participant with respect to Performance Units earned under this Agreement at such times and in such manner as the Company may request, and the Participant further agrees to comply with all Federal and State securities laws.

(b) The Participant may elect, subject to approval of the Committee, to satisfy the Participant’s tax withholding requirements under Federal, State and local laws and regulations thereunder in respect of a Performance Unit, in whole or in part, by having the Company withhold shares of Common Stock having a Fair Market Value equal to all or a portion of the amount so required to be withheld. The Fair Market Value of the shares to be withheld is to be based upon the same price of the shares that is utilized to determine the amount of withholding tax that the Participant owes. All elections under this Section 7(b) shall be (i) irrevocable and (ii) made electronically through the Company Stock Plan Services Administrator (or by such other method as the Committee determines).

8. Clawback Provision. Notwithstanding any provision of this Agreement or the Plan to the contrary, any Performance Units awarded hereunder may be cancelled or forfeited and any Common Stock issued hereunder may be forfeited and required to be repaid to the Company (including, for the avoidance of doubt, any cash received in the settlement of an Award) upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Commission or any national securities exchange or national securities association on which the shares of Common Stock may be traded.

9. Other Condition. The award of Performance Units evidenced by this Agreement shall be subject to the Participant’s timely acceptance of this Agreement.

Date of Agreement: __________

OGE ENERGY CORP.

__________________________________________________
Chairman of the Board, President and Chief Executive Officer

ACCEPTED AND AGREED TO (Effective as of the above Date of Agreement): _______________ Participant Name